                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-12

                        LAZARE KAPLAN INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


    1) Title of each class of securities to which transaction applies:


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    2) Aggregate number of securities to which transaction applies:


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    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


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    4) Proposed maximum aggregate value of transaction:


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    5) Total fee paid:


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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:


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    2) Form, Schedule or Registration Statement No.:


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    3) Filing Party:


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    4) Date Filed:


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


[LAZARE KAPLAN LOGO]    LAZARE KAPLAN INTERNATIONAL INC.
                               19 West 44th Street
                            New York, New York 10036

                                 --------------


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           Thursday, November 10, 2005

                                 --------------


     The Annual Meeting of Stockholders of Lazare Kaplan International Inc. will be held on Thursday, November 10, 2005 at 10:00 A.M. at the Sofitel Hotel, 45 West 44th Street, Second Floor, Trocadero Room, New York, New York 10036 for the following purposes:

     1.   To elect directors for the ensuing year;

     2. To ratify the appointment of BDO Seidman, LLP as the independent Registered Public Accounting Firm for the Company for the fiscal year ending May 31, 2006; and

     3. To transact such other business as may properly come before the meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on September 14, 2005 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and at any adjournments thereof.

                                             By Order of the Board of Directors,

                                             LEON TEMPELSMAN,
                                             President

    New York, New York
    October 7, 2005

--------------------------------------------------------------------------------

                                    IMPORTANT

      Management invites you to attend the meeting in person, but if you are unable to be present personally, please date, sign and return the enclosed proxy as promptly as possible. No postage is required if the proxy is returned in the
      enclosed   envelope   and  mailed  in  the  United   States.

--------------------------------------------------------------------------------

                    LAZARE KAPLAN INTERNATIONAL INC.
                          19 West 44th Street
                        New York, New York 10036

                           -------------------

                             PROXY STATEMENT

                           -------------------


                    2005 ANNUAL MEETING OF STOCKHOLDERS

       This Proxy Statement is furnished to stockholders of Lazare Kaplan International Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors") for use at the Annual Meeting of Stockholders of the Company to be held at 10:00 a.m. on Thursday, November 10, 2005 at the Sofitel Hotel, 45 West 44th Street, Second Floor, Trocadero Room, New York, New York 10036 and any adjournment or adjournments thereof (the "Annual Meeting"). This Proxy Statement, the attached Notice of Annual Meeting, the accompanying form of proxy and the Annual Report to Stockholders of the Company for the fiscal year ended May 31, 2005 are first being sent to stockholders of the Company on or about October 7, 2005.

       The record date for stockholders of the Company entitled to notice of, and to vote at, the Annual Meeting is the close of business on September 14, 2005 (the "Record Date"). On the Record Date, there were issued and outstanding 8,335,869 shares of the Company's common stock, par value $1.00 per share (the "Common Stock"). All of such shares are of one class, with equal voting rights, and each holder thereof is entitled to one vote on all matters voted on at the Annual Meeting for each share registered in such holder's name.

       Presence in person or by proxy of holders of 4,167,935 shares of Common Stock will constitute a quorum at the Annual Meeting. Assuming a quorum is present, (i) the affirmative vote by the holders of a plurality of the shares represented at the Annual Meeting and entitled to vote will be required to act on the election of directors and (ii) the affirmative vote by the holders of a majority of the shares represented at the Annual Meeting and entitled to vote will be required to act on all other matters to come before the Annual Meeting, including to ratify the selection of BDO Seidman, LLP as the independent Registered Public Accounting Firm ("Auditors") for the current fiscal year.

       In accordance with applicable law, all stockholders of record on the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting. If a stockholder, present in person or by proxy, abstains on any matter, the stockholder's shares will not be voted on such matter. Thus, an abstention from voting on a matter has the same legal effect as a vote "against" the matter, even though a stockholder may interpret such action differently.

       A proxy submitted by a stockholder may also indicate that all or a portion of the shares represented by such proxy are not being voted by such stockholder with respect to a particular matter. This could occur, for example, when a broker is not permitted to vote shares of Common Stock held in street name on certain matters in the absence of instructions from the beneficial owner of the shares. Brokers who hold shares in street name have the authority to vote on certain routine matters on which they have not received instructions from their beneficial owners. Brokers holding shares in street name, who do not receive instructions, are entitled to vote on the election of directors and ratification of the appointment of the independent accountants, since such matters are considered to be routine. The shares subject to any such proxy which are not being voted with respect to a particular matter (the "nonvoted shares") will be considered shares not present and not entitled to vote on such matter, although such shares may be considered present and entitled to vote for other purposes and will count for purposes of determining the presence of a quorum. (Shares voted to abstain as to a particular matter will not be considered nonvoted shares).

       A proxy in the accompanying form, which is properly executed, duly returned to the Company and not revoked will be voted in accordance with the instructions contained thereon. If no specific instructions are indicated on the proxy, the shares represented thereby will be voted FOR (i) the election of the persons nominated herein as directors and (ii) the ratification of the selection of BDO Seidman, LLP as the Company's independent auditors for the current fiscal year, as well as in the discretion of the proxies with respect to such other business as properly may come before the Annual Meeting.

       Each proxy granted may be revoked by the person who granted it at any time (i) by giving written notice to such effect to the Secretary of the Company, (ii) by execution and delivery of a proxy bearing a later date, or
(iii) by attendance and voting in person at the Annual Meeting; except as to any matter upon which, prior to such revocation, a vote shall have been cast at the Annual Meeting pursuant to the authority conferred by such proxy. The mere presence at the Annual Meeting of a person appointing a proxy does not revoke the appointment.


                          1. ELECTION OF DIRECTORS
                         (Item 1 on the Proxy Card)

       Six directors are to be elected at the Annual Meeting, to hold office until the next annual meeting of stockholders and until their successors are elected and have qualified. The six nominees for directors consist of persons currently serving as directors of the Company.

       Set forth below are the names, principal occupations and certain other information concerning the nominees.

                                                      Positions and Offices With             Director
                    Name                            Company or Principal Occupation            Since    Age
                    ----                            -------------------------------            -----    ---
Maurice Tempelsman..........................Chairman of the Board of the Company since April
                                               1984; General Partner of Leon Tempelsman & Son,
                                               an investment limited partnership, since
                                               January 1984                                      1984    76

Leon Tempelsman.............................Vice Chairman of the Board of the Company since
                                               April 1984; President of the Company since
                                               April 1986; General Partner of Leon Tempelsman
                                               & Son since January 1984                          1984    49

Lucien Burstein.............................Of Counsel, Warshaw Burstein Cohen Schlesinger &
                                               Kuh, LLP, Attorneys since January 1, 2000;
                                               partner of such firm for more than five years
                                               prior thereto; Secretary of the Company since     1984    83
                                               1984

Myer Feldman................................Attorney, self employed since December 1999;
                                               Attorney, Partner, Ginsburg, Feldman and Bress,
                                               Chartered Attorneys for more than five years
                                               prior thereto; Director and Chairman of the       1984    88
                                               Board of Totalbank since 1986

Robert A. Del Genio.........................Member and Co-Founder, Conway Del Genio, Gries &
                                               Co., Financial Advisors, since April 1998;
                                               Partner, Ernst & Young, LLP, Certified Public
                                               Accountants and Consultants, for more than five   2001    47
                                               years prior thereto

Richard A. Berenson.........................Business Consultant since 2002; Managing Partner of Berenson & Company, LLP for more than five
                                               years prior thereto; Director and Chairman of
                                               the Audit Committee of Monro Muffler Brake,       2003    70
                                               Inc. since 2003


       Unless directed to the contrary, the persons named in the proxy will vote the shares represented thereby FOR the election of the nominees listed above. Management is informed that all of the nominees are willing to serve as directors, but if any of them should decline or be unable to act as a director, which is not anticipated, the persons named in the proxy will vote for the election of such other person or persons as management may recommend.

       The Company has standing Audit, Compensation and Stock Option Committees of the Board of Directors. The current members of each committee hold office until the next annual meeting of the Board of Directors and until their respective successors have been elected and qualified. The Audit Committee consists of Richard A. Berenson (who serves as Chairman of the Audit Committee), Robert A. Del Genio, Lucien Burstein and Myer Feldman. The Compensation Committee consists of Richard A. Berenson, Robert A. Del Genio, Lucien Burstein and Myer Feldman. The Stock Option Committee consists of Richard A. Berenson, Robert A. Del Genio, Lucien Burstein and Myer Feldman. The Board of Directors does not have a Nominating Committee or a committee performing such functions. Pursuant to Section 804 of the American Stock Exchange's Company Guide, such a committee is not required. All persons nominated for membership on the Board of Directors are recommended and selected by a majority of the independent directors comprising the then current Board of Directors. Four members of the Board of Directors, constituting a majority, are considered to be "independent." These members are Richard A. Berenson, Robert A. Del Genio, Lucien Burstein and Myer Feldman.

       It is the Company's policy that all directors are invited to and encouraged to attend Annual Meetings of Stockholders, and all members of the Board of Directors attended the Annual Meeting of Stockholders held on November 11, 2004.

       The Audit Committee confers with the independent auditors and financial officers of the Company, oversees the Company's internal controls, audits, financial reporting and compliance programs, recommends to the Board of Directors the independent auditors to be selected to audit the Company's annual financial statements and oversees the activities of the auditors, reviews reports submitted by the auditors, establishes or reviews and monitors compliance with codes of conduct of the Company, inquires about procedures for compliance with laws and regulations relating to the management of the Company, approves any special assignments given to the independent auditors and reports and makes recommendations to the Board of Directors. The Board of Directors adopted an Amended and Restated Charter for the Audit Committee in August 2004 (a copy of which was included as an appendix to last year's Proxy Statement). Messrs. Berenson, Burstein, Del Genio and Feldman are "independent" members of the Board of Directors as defined by the applicable listing standards of the American Stock Exchange. The Board of Directors has determined that Mr. Berenson is an "audit committee financial expert," as that term is defined in the recently adopted rules of the Securities and Exchange Commission implementing requirements of the Sarbanes-Oxley Act of 2002. Further information on the responsibilities of the Audit Committee is set forth in the Audit Committee Report below.

       The Compensation Committee is responsible for recommending to the Board of Directors policies with respect to compensation and benefits of the Chairman of the Board and the Vice Chairman of the Board and President of the Company and for fixing the compensation and benefits of the other executive officers of the Company.

       The Stock Option Committee is responsible for administering the Company's 1988 Stock Option Incentive Plan (the "1988 Plan") and the Company's 1997 Long Term Stock Incentive Plan, as amended (the "1997 Plan" and the 1997 Plan together with the 1988 Plan, collectively, the "Plans"), including the designation of employees to be granted options, prescribing the terms and conditions of options granted under the Plans, interpreting the Plans and making all other determinations deemed necessary for the administration of the Plans. The duties of the Compensation Committee and Stock Option Committee are more fully set forth in the Board Compensation Committee Report on Executive Compensation below.

       During the fiscal year ended May 31, 2005, there were four meetings of the Board of Directors, four meetings of the Audit Committee, one meeting of the Compensation Committee and one meeting of the Stock Option Committee. In addition to these meetings, the Board of Directors acted by unanimous consent on five occasions. Each incumbent director attended at least 75% of the total number of meetings of the Board and all of the committees thereof on which he served during the fiscal year. All outside directors receive a fee equal to $6,250 per quarter, except for Mr. Berenson, who receives an additional $1,250 per quarter for serving as Chairman of the Audit Committee.

Audit Committee Report

         The Audit Committee has reviewed and discussed with the management of the Company the audited financial statements as of and for the fiscal year ended May 31, 2005. In addition, the Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61. The Audit Committee has received from the independent auditors the written disclosures and the letter required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with its auditors their independence.

         The Audit Committee functions pursuant to the Amended and Restated Charter referred to above. The Audit Committee discusses with the Company's independent auditors the overall scope and plans for their audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

         Based upon the Audit Committee's discussions with management and the independent auditors referred to above and the Audit Committee's review of the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended May 31, 2005.

         Each member of the Audit Committee is "independent" under the rules of the American Stock Exchange as currently in effect. In addition, the Board of Directors has determined each of the Audit Committee members to be financially literate and Richard A. Berenson to be a "financial expert," as that term is defined in Item 401(h) of Regulation S-K.

                                                SUBMITTED BY THE AUDIT COMMITTEE
                                                   Richard A. Berenson, Chairman
                                                             Robert A. Del Genio
                                                                    Myer Feldman
                                                                 Lucien Burstein


Auditors and Fees

         In 2004, the Board dismissed Ernst & Young LLP ("E&Y") as the Company's independent auditor. This decision to dismiss E&Y did not involve any disagreements with E&Y and the Company.

         The Audit Committee selected BDO Seidman, LLP ("BDO Seidman") as the Company's independent auditor for the past fiscal year and BDO Seidman was ratified as the Company's independent auditor at the Company's Annual Meeting on November 11, 2004.

         The reports of E&Y on the Company's financial statements for fiscal year 2004 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

         During the last two fiscal years ended May 31, 2004, there have been no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to E&Y's satisfaction, would have caused E&Y to make reference thereto in E&Y's report on the financial statements for such years.

         During the last two fiscal years ended May 31, 2004, there have been no "reportable events," as such term is defined in Item 304(a)(1)(v) of Regulation S-K of the Securities and Exchange Commission.

         The following table shows the fees paid or accrued for audit services and fees paid or accrued for audit-related, tax and all other services rendered by BDO Seidman and E&Y for each of the last two fiscal years:

                                            Fiscal Year 2005           Fiscal Year 2004
                                            ----------------           ----------------

         Audit Fees(1)                      $263,000                   $309,000

         Audit-Related Fees(2)              $  3,800                   --

         Tax Fees(3)                        --                         --

         All Other Fees(4)                  --                         --


-------------
(1) Audit Fees consist of fees billed for professional services rendered for the audit of the Company's annual financial statements and review of financial statements included in the Company's public reports or services that are normally provided by BDO Seidman in connection with statutory and regulatory filings or engagements. The amounts for Fiscal Year 2004 are for Ernst & Young LLP, the Company's independent auditor for that fiscal year.
(2) Audit-Related Fees consist of assurance and related services regarding the Company's SEC Comment Letter.

Audit Committee Pre-Approval Policy

         The policy of the Audit Committee is to require that all audit and non-audit services to be provided to the Company by the Company's auditors must be approved by the Audit Committee before such services are provided by the auditors.

Security Ownership

       The following table sets forth information regarding the ownership of shares of the Common Stock as of the Record Date by those persons known by the Company to own beneficially more than 5% of the outstanding shares of the Common Stock. All information in the table is based upon reports filed by such persons with the Securities and Exchange Commission and upon responses to questionnaires submitted by such persons to the Company in connection with the preparation of this proxy statement. Except as noted in the footnotes, such persons have indicated that they have the sole power to vote and to dispose of their respective shares of the Common Stock.

                                                                                             Amount and
                                                                                             Nature of
                                      Name and Address                                       Beneficial   Percent
                                    of Beneficial Owner                                      Ownership    of Class
                                    -------------------                                      ---------    --------
Maurice Tempelsman(1)....................................................................... 4,587,420     55.0%
   19 West 44th Street
   New York, New York 10036

Leon Tempelsman(2).......................................................................... 4,936,192     59.2%
   19 West 44th Street
   New York, New York 10036

Fifth Avenue Group LLC(3)................................................................... 2,151,103     25.8%
   1 Rockefeller Plaza
   New York, New York 10020

Dimension Fund Advisors Inc. (4)............................................................  514,450       6.2%
   1299 Ocean Avenue
   Santa Monica, California 90401

-------------

(1) Consists of 1,730,409 shares held by Maurice Tempelsman in three grantor retained annuity trusts created on December 21, 2004 of which Leon Tempelsman is the trustee, 5,261 shares owned directly by Maurice Tempelsman, 1,528,416 shares owned by Leon Tempelsman & Son, a New York limited partnership ("LTS") of which each of Maurice Tempelsman and Leon Tempelsman, as sole general partners, has sole power to vote and dispose, 143,334 shares which are the subject of currently exercisable options granted to Mr. Tempelsman pursuant to the 1997 Plan and 1,180,000 shares subject to an irrevocable proxy (the "Fifth Avenue Proxy") from Fifth Avenue Group, LLC, a New York limited liability company ("Fifth Avenue"), given to Maurice and Leon Tempelsman in connection with the transaction described under "Certain Transactions with Fifth Avenue Group". The Proxy is effective until the earlier of (i) January 18, 2010, (ii) the date on which neither Maurice Tempelsman nor Leon Tempelsman shall be the Chief Executive Officer or the President or the Chairman of the Company possessing managerial control over the Company's operations, subject to the direction of the Board of Directors of the Company or (iii) the date Fifth Avenue beneficially owns more shares of common stock of the Company than Maurice Tempelsman and Leon Tempelsman in the aggregate. Maurice Tempelsman disclaims beneficial ownership of the shares owned directly or as custodian by Leon Tempelsman, shares as to which Leon Tempelsman has been granted a proxy by any family members, and shares that are the subject of currently exercisable options granted to Leon Tempelsman.

(2) Consists of 1,730,409 shares held by Maurice Tempelsman in three grantor retained annuity trusts created on December 21, 2004 of which Leon Tempelsman is the trustee, 91,030 shares owned directly by Leon Tempelsman, 2,240 shares held by the spouse of Leon Tempelsman, 26,816 shares owned by his sister, Rena Speisman, 2,708 shares owned by the estate of her late husband, 32,025 shares owned by his sister, Marcy Meiller, 34,641 shares owned by Rena Speisman as custodian for her children, and 1,600 shares held by his ex-brother-in-law, Scott Meiller, as to all of which shares Leon Tempelsman has been granted a proxy. Number and percentage of shares also include 34,641 shares held by Leon Tempelsman as custodian for his children, 271,666 shares which are the subject of currently exercisable options granted to Mr. Tempelsman pursuant to the Plans, 1,528,416 shares owned by LTS, of which each of Maurice and Leon Tempelsman, as the sole general partners, has sole power to vote and dispose and the 1,180,000 shares subject to the Fifth Avenue Proxy. Leon Tempelsman disclaims beneficial ownership of the shares owned directly by Maurice Tempelsman and shares that are the subject of currently exercisable options granted to Maurice Tempelsman.

(3) Consists of shares beneficially owned by Fifth Avenue. Matthew Fortgang and the Revocable Trust for the Benefit of Susan Fortgang dated May 23, 1996, each as members of Fifth Avenue, may be deemed to be a beneficial owner of such shares. Of the 2,151,103 shares, 1,180,000 are subject to the Fifth Avenue Proxy. The information contained herein is based solely on a Schedule 13G, dated January 2, 2002, of Fifth Avenue, as amended through February 26, 2002.

(4) Consists of shares as to which Dimensional Fund Advisors Inc., a registered investment advisor ("DFA"), possesses voting and/or dispositive power in its role as investment advisor or investment manager to certain registered investment companies and other investment vehicles (the "Funds"). DFA disclaims beneficial ownership of the shares held by the Funds. The information contained herein is based solely on a Schedule 13G/A, dated February 9, 2005, of DFA.

       The following table reflects as of the Record Date the beneficial ownership of shares of Common Stock of the Company by each of the directors, nominees and executive officers and by all directors and officers as a group (seven persons).

                                                                        Amount and
                                                                        Nature of
                                 Name                              Beneficial Ownership   Percent of Class
                                 ----                              --------------------   ----------------
       Maurice Tempelsman(1)(2)................................           4,587,420                 55.0%
       Leon Tempelsman(1)(3)...................................           4,936,192                 59.2%
       Myer Feldman............................................             239,659                  2.9%
       Lucien Burstein.........................................               1,500        less than 0.1%
       Robert A. Del Genio.....................................               1,000        less than 0.1%
       Richard A. Berenson.....................................               1,000        less than 0.1%
       William H. Moryto(4)....................................              65,000                  0.8%
       All directors and officers as a group(1)-(4)............           5,392,946                 64.7%

---------

(1) Maurice Tempelsman, the Chairman of the Board and a director of the Company, is the father of Leon Tempelsman.

(2) Consists of 1,730,409 shares held by Maurice Tempelsman in three grantor retained annuity trusts created on December 21, 2004 of which Leon Tempelsman is the trustee, 5,261 shares owned directly by Maurice Tempelsman, 1,528,416 shares owned by Leon Tempelsman & Son, a New York limited partnership ("LTS") of which each of Maurice Tempelsman and Leon Tempelsman, as sole general partners, has sole power to vote and dispose, 143,334 shares which are the subject of currently exercisable options granted to Mr. Tempelsman pursuant to the 1997 Plan and 1,180,000 shares subject to the Fifth Avenue Proxy. Maurice Tempelsman disclaims beneficial ownership of the shares owned directly or as custodian by Leon Tempelsman, shares as to which Leon Tempelsman has been granted a proxy by any family members, and shares that are the subject of currently exercisable options granted to Leon Tempelsman.

(3) Consists of 1,730,409 shares held by Maurice Tempelsman in three grantor retained annuity trusts created on December 21, 2004 of which Leon Tempelsman is the trustee, 91,030 shares owned directly by Leon Tempelsman, 2,240 shares held by the spouse of Leon Tempelsman, 26,816 shares owned by his sister, Rena Speisman, 2,708 shares owned by the estate of her late husband, 32,025 shares owned by his sister, Marcy Meiller, 34,641 shares owned by Rena Speisman as custodian for her children, and 1,600 shares held by his ex-brother-in-law, Scott Meiller, as to all of which shares Leon Tempelsman has been granted a proxy. Also includes 34,641 shares held by Leon Tempelsman as custodian for his children, 271,666 shares which are the subject of currently exercisable options granted to Mr. Tempelsman pursuant to the Plans, 1,528,416 shares owned by LTS, of which each of Maurice and Leon Tempelsman, as the sole general partners, has sole power to vote and dispose and the 1,180,000 shares subject to the Fifth Avenue Proxy. Leon Tempelsman disclaims beneficial ownership of the shares owned directly by Maurice Tempelsman and shares that are the subject of currently exercisable options granted to Maurice Tempelsman.

(4) Consists of 65,000 shares that are the subject to currently exercisable options granted to Mr. Moryto pursuant to the 1997 Plan.

       Certain Transactions with Fifth Avenue

       On February 11, 2002 (the "Closing Date"), the Company sold to Fifth Avenue an aggregate of 1,305,000 shares of its common stock, par value $1.00 per share (including 1,180,000 shares issued and held in the Company's treasury ("Treasury Shares") and 125,000 authorized but unissued shares), at a price of $9.00 per share pursuant to a Stock Purchase Agreement ("SPA") dated as of January 18, 2002 with Fifth Avenue. The SPA provides for a ten-year standstill period commencing on the Closing Date during which Fifth Avenue and its affiliates and associates will not acquire 24.9% or more of the outstanding shares of common stock of the Company, participate in any proxy dispute involving the Company, transfer their stock of the Company or interests in Fifth Avenue except as provided in the SPA or engage in certain other activities as described in the SPA.

       In connection with, and as a condition precedent to, the closing of the SPA, the Rights Agreement dated as of July 31, 1997 between the Company and ChaseMellon Shareholder Services, LLC ("Rights Agreement") was modified by an amendment thereto ("Amendment to Rights Agreement") dated as of January 17, 2002, between the Company and Mellon Investor Services LLC (f/k/a ChaseMellon Shareholder Services, LLC), which, among other things, amended the definition of "Acquiring Person" as it applies only to Fifth Avenue, so that unless and until Fifth Avenue and its affiliates and associates (as such terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934) own beneficially 24.9% (rather than 15% which would have applied without the amendment) or more of the common stock of the Company, Fifth Avenue will not be deemed an "Acquiring Person" for purposes of such Rights Agreement. Under the Rights Agreement, no person or entity, including Fifth Avenue, will be deemed to be an "Acquiring Person" if such person or entity's ownership exceeds the percentage threshold solely as a result of a decrease in the number of outstanding shares by virtue of a repurchase of stock by the Company or similar event Please note that Fifth Avenue currently beneficially owns 25.8% of the Company's shares due to the Company's share repurchase program, not through acquisitions by Fifth Avenue.

       Simultaneously with the execution and delivery of the SPA, Fifth Avenue, Maurice Tempelsman and Leon Tempelsman (the "Tempelsmans"), entered into a Shareholders Agreement dated as of January 18, 2002 ("Shareholders Agreement") pursuant to which, Fifth Avenue delivered to Maurice Tempelsman and Leon Tempelsman on the Closing Date an irrevocable proxy to vote the Treasury Shares purchased pursuant to the SPA on the Closing Date, subject to certain limitations, including an eight-year term. See footnotes 1 and 2 to "Security Ownership" under "Election of Directors" above. The Shareholders Agreement also provides, under certain circumstances effective upon the closing of the transactions contemplated by the SPA, that if the Tempelsmans should in the future want to sell all or any portion of their shares of common stock in the Company, Fifth Avenue shall have "tag along" rights and the Tempelsmans shall have "drag along" rights as described in the Shareholders Agreement.

Section 16(a) Beneficial Ownership Reporting Compliance

       Based solely upon a review of Forms 3, 4 and 5 filed with the Securities and Exchange Commission and the Company under the Exchange Act and a review of written representations received by the Company, no person who at any time during the fiscal year ended May 31, 2005 was a director, executive officer or beneficial owner of more than 10% of the outstanding shares of Common Stock failed to file, on a timely basis, reports required by Section 16(a) of the Exchange Act.

Executive Compensation

       The Company's executive compensation program (other than as it relates to stock options) is administered by the Compensation Committee of the Board of Directors, and the Plans are administered by the Stock Option Committee of the Board of Directors. The Compensation Committee is currently comprised of all of the independent directors. The Stock Option Committee currently is comprised of all of the independent directors. The Compensation Committee annually recommends the cash compensation and benefits for the Chairman and the Vice Chairman and President and fixes the cash compensation and benefits for the other executive officers of the Company. Following Compensation Committee review and approval, all matters relating to compensation for the Chairman and the Vice Chairman and President (other than as it relates to stock options) are submitted to the full Board for approval. In its administration of the Plans, the Stock Option Committee, in its sole discretion, determines option recipients and the number of shares subject to each option.

Board Compensation Committee Report on Executive Compensation

Compensation Policies

       During Fiscal 2005, the following policies were used by the Compensation Committee to set a general framework within which specific compensation decisions were made.

     o The Company's executive pay program is intended to attract and retain top management talent and to motivate and reward performance.

     o Incentive compensation varies with relative Company performance and a given individual's contribution to that performance.

     o The 1997 Plan is designed to reinforce and encourage achievement of the Company's short-term and long-term financial and strategic goals by aligning the interests of certain key Company employees and the Company's stockholders.

Components of Compensation

Base Salary

       The Compensation Committee determined base salary levels by evaluating individual performance with specific input from the President (excluding input for his own performance). Increases in base salary were based upon periodic evaluations of such factors as demonstrated leadership ability, competitive trends within the industry, level of responsibility, and overall perceived future contribution to the Company.

Cash Bonus

       Bonus payments were recommended to the Board by the Compensation Committee for employees it felt performed exceptionally during the past year. This component of the compensation package is designed to reward past performance and encourage similarly exceptional future performance. Bonuses are paid after the end of the calendar year to which they relate.

Matching 401(k) Plan

       The Company offers all full-time employees in the United States and Puerto Rico the opportunity to participate in a matching 401(k) plan. The Company will match employee contributions in an amount equal to $.50 for every pre-tax dollar contributed by the employee up to a maximum of 6% of the first $20,000 of the employee's compensation, provided the Company's pre-tax earnings exceed $3.5 million for the fiscal year ending within the calendar year to which the matching contribution relates. For the year ended December 31, 2004, the Company did not make a matching contribution.

Stock Option Grants

       The Company periodically grants stock options in order to provide certain of its key employees with a long-term incentive award as part of a competitive total compensation package, and to reward them for their contribution to the ongoing process of achieving the Company's long-term goals. These grants are also intended to align the interests of the Company's key employees with those of the stockholders, thereby encouraging these employees to increase stockholder value.

       During Fiscal 2005, 360,000 options were granted under the 1997 Plan. The Stock Option Committee, in its sole discretion, determines option recipients and the number of shares subject to each option. In determining the number of shares to be covered by each option, the Stock Option Committee took into account the present and potential contributions of the respective participants to the success of the Company, the anticipated number of years of effective service remaining and such other factors as the Stock Option Committee deemed relevant in connection with accomplishing the purposes of the 1997 Plan.

       Each option granted under the 1997 Plan expires ten years after the date of grant and is exercisable at the fair market value of the shares subject to the option on the date of grant; except that incentive stock options granted to any person who, at the time the option is granted, owns stock possessing more than 10% of the combined voting power of all classes of the stock of the Company, expire five years after the date of grant and are exercisable at 110% of the fair market value of the shares subject to the option on the date of grant. In 2005, the Board of Directors, upon the recommendation of the Stock Option Committee, accelerated the vesting schedule of all stock options granted in the fiscal year ended May 31, 2004.

Compensation of the President

       In conjunction with an overall review of executive and employee compensation, and in light of the overall contributions made by Leon Tempelsman to the Company during the last fiscal year, Mr. Tempelsman's salary was $517,667 and he was awarded an $80,000 bonus. Mr. Tempelsman was granted 70,000 options under the 1997 Plan during Fiscal 2005. The Compensation Committee maintains the belief that Mr. Tempelsman's compensation still stands below the compensation of executives with similar responsibilities in companies of similar size. The Compensation Committee continues to recognize Mr. Tempelsman's contribution to the overall management of the Company and the Company's retention and expansion of its strategic and market positions in the world diamond market.

     Submitted by Compensation Committee:                Submitted by Stock Option Committee:
     ------------------------------------                ------------------------------------
     Lucien Burstein                                     Lucien Burstein
     Myer Feldman                                        Myer Feldman
     Robert A. Del Genio                                 Robert A. Del Genio
     Richard A. Berenson                                 Richard A. Berenson

Executive Compensation

Summary of Compensation in Fiscal 2003, Fiscal 2004 and Fiscal 2005

       The following Summary Compensation Table sets forth information concerning compensation for services in all capacities awarded to, earned by or paid to the Company's chief executive officer and the other most highly compensated executive officers of the Company earning more than $100,000 during the fiscal year ended May 31, 2005.


                                                                                                     Long-Term
                                                                                                   Compensation
                                                                Annual Compensation                   Awards
                                                    ---------------------------------------------  --------------
                                                                                       Other
                     Name and                       Fiscal                            Annual           Options
                Principal Position                   Year    Salary       Bonus(1)  Compensation     (shares)(4)
                ------------------                   ----    ------       --------  ------------     -----------
Maurice Tempelsman ...............................   2005    $332,333     $80,000        --            50,000
   Chairman of the Board                             2004    $301,000     $80,000        --            40,000
                                                     2003    $274,333     $75,000        --                --
Leon Tempelsman...................................   2005    $517,667     $80,000   $11,547(2)         70,000
   Vice Chairman of the Board and President          2004    $486,500     $80,000   $11,421(2)         60,000
                                                     2003    $458,833     $75,000   $11,341(2)            --
William H. Moryto.................................   2005    $344,000     $60,000     $801(3)          15,000
   Vice President and Chief Financial Officer        2004    $324,167     $60,000     $801(3)          15,000
                                                     2003    $305,833     $50,000     $754(3)          15,000



(1) Bonuses are determined by the Compensation Committee based on the executive's performance. See Board Compensation Committee Report on Executive Compensation above.

(2) Includes (i) premiums paid by the Company on an individual life insurance policy purchased by the Company and (ii) an amount sufficient to reimburse the Executive for the federal, state and local income tax payable by him on account of the insurance policy on his life maintained by the Company under the Retirement Benefit Plan and on account of receipt of such reimbursement. See "Retirement Benefit Plan."

(3) Consists of premiums paid by the Company on an individual life insurance policy purchased by the Company.

(4) Consists of shares issuable on exercise of options granted under the 1997 Plan.

Stock Options Granted in Fiscal 2005

       The following table sets forth information concerning individual grants of stock options made during Fiscal 2005 to each executive officer listed in the Summary Compensation Table. The Company did not grant any stock appreciation rights during Fiscal 2005.


                                               Option Grants in Fiscal 2005
                                  -------------------------------------------------------       Potential
                                                                                            Realizable Value at
                                    Number of                                                  Assumed Annual
                                   Securities     % of Total                                Rates of Stock Price
                                   Underlying    Options/SARS     Exercise                    Appreciation For
                                  Options/SARS    Granted to      or Base                      Option Term(3)
                                    Granted       Employees        Price      Expiration    --------------------
             Name                  (shares)(1)  in Fiscal Year  (per share)     Date          5%         10%
             ----                  -----------    ----------    -----------     ----          --         ---
Maurice Tempelsman.............     50,000(2)         14%          $10.56       4/12/10     $84,500    $245,000

Leon Tempelsman................     70,000(2)         19%          $10.56       4/12/10    $118,300    $343,000

William H. Moryto..............     15,000(2)         4%            $9.60       4/12/15     $90,600    $229,500

--------------
(1) The right to purchase stock pursuant to all options outstanding is cumulative, and the optionees may exercise the right to purchase stock at any time and from time to time after the option has become exercisable and prior to the expiration, termination or surrender of the option. Each optionee who receives an option under the 1997 Plan agrees (a) to remain in the employ of either of the Company or its subsidiaries for at least one year from the date the option is granted but in no event later than the optionee's 70th birthday and (b) to refrain from engaging in the cutting and polishing of diamonds, directly or indirectly, for a period of two years after his or her employment by the Company or a subsidiary terminates. If an optionee fails to comply with either part of such an agreement, the Stock Option Committee, in its discretion, may require the optionee to resell to the Company all shares purchased pursuant to the option at the exercise price and to repay the Company any amounts paid to the optionee upon the surrender of all or part of an option.

       In the event of the termination of employment of an optionee for any reason except for cause, unless the option agreement provides otherwise, the option may be exercised or surrendered by the optionee or his or her legal representative within a period not to exceed the earlier of the balance of the option term or three months from the date of termination (one year in the case of a disabled employee or in the event of death or retirement after ten years of employment); provided that the Stock Option Committee may, in its absolute discretion, authorize the purchase of such additional shares subject to options as are not then exercisable. No option shall be exercisable by a participant after termination of employment or association for cause.

(2) All of such options are intended to be incentive stock options and become exercisable as to one-third ((1)/3) of the shares included in the grant on May 31 of each of 2005, 2006 and 2007.

(3) Based upon the per share closing market price on the day before the date of each grant, which was $9.60 on April 11, 2005 and an annual cumulative appreciation at the rate stated of such market price through the expiration date of such options. Gains, if any, are dependent upon the actual performance of the Common Stock, as well as the continued employment of the executive officers through the vesting period. The potential realizable values indicated have not taken into account amounts required to be paid as income tax under the Internal Revenue Code of 1986, as amended, and any applicable state laws.

Stock Options Held at End of Fiscal 2005

       The following table indicates the total number and the value of exercisable and unexercisable stock options held as of May 31, 2005 by each executive officer named in the Summary Compensation Table. None of these executive officers exercised any options during Fiscal 2005.


                                                                Aggregated Option Exercises in Fiscal 2005
                                                                  and Fiscal 2005 Year-End Option Values
                                                                  --------------------------------------
                                                              Number of Securities       Value of Unexercised
                                                             Underlying Unexercised          In-the-Money
                                                                 Options/SARs at            Options/SARs at
                                                                May 31, 2005 (#)          May 31, 2005 ($)(1)
                                                            -------------------------- --------------------------
                          Name                             Exercisable  Unexercisable  Exercisable  Unexercisable
                          ----                             -----------  -------------  -----------  -------------
Maurice Tempelsman.......................................    143,334       46,666      $ 218,500         $-
Leon Tempelsman..........................................    271,666        66,67      $ 258,975         $-
William H. Moryto........................................     65,000       20,000      $ 125,200      $23,800


--------------
(1) Based upon the per share closing price of $8.62 of the Common Stock on May 31, 2005.

Retirement Benefit Plans

       Effective January 1, 2005, the Company adopted a Supplemental Executive Retirement Benefit Plan for the benefit of William H. Moryto and amended the Supplemental Executive Retirement Benefit Plan it had established in 1997 for the benefit of Leon Tempelsman. (Each of these Supplemental Executive Retirement Benefit Plans will be referred to herein as a "SERP," and the person for whose benefit a SERP has been established will be referred to herein as an "Executive")

       The Company has purchased individual whole life insurance policies on the lives of Mr. Tempelsman and Mr. Moryto that call for annual premiums. Each Executive has the right to name the person to which his share of the death benefit under the policy on his life is to be paid (his "Beneficiary"). Each policy is designed to continue in force after the Executive attains the age of 65 without any further premium payments. The Company has the right to name itself as the person to which the entire death benefit under a policy is to be paid, in which case it will be required, as described below, to pay the Executive's estate a sum equal to 158% of the portion of the death benefit under the policy to which his Beneficiary would have been entitled absent such election. Each SERP permits the Company to access the cash surrender value of the related life insurance policy (either through withdrawals or policy loans) in order to fund the retirement benefits payable to the Executive, and the Company expects to do so.

       If at the time of an Executive's death, (i) he had retired from the Company and had neither attained the age of 65 nor become "Change in Control Vested" (as described below) by the time of his retirement, (ii) he had been fired for cause, (iii) he had received a "Change in Control Payment" (as described below), or (iv) the Company had named itself sole beneficiary under the policy on his life, the Company will receive the entire death benefit under that policy. Otherwise, the Company will receive a portion of that death benefit equal to the aggregate premiums it paid under the policy and the estate of the insured Executive will receive the balance of that death benefit.

       If an Executive (i) retires after attaining the age of 65, (ii) retires prior to attaining age 65 at a time when he is "Change in Control Vested," or
(iii) is fired without cause, he will receive a retirement benefit during his "retirement period" (i.e., a period which, at the option of the Executive can range between ten and twenty years) in an aggregate amount approximately equal to 158% of the sum of (x) the amount by which the cash value of the related policy at the close of the year in which he retires (or the cash value the policy would have if the Company had paid all of the annual premiums, when due, and had not accessed any portion of the cash surrender value) exceeds the amount necessary to purchase, on the last day of his retirement period, a paid-up policy on his life equal to the aggregate premiums the Company paid prior to that day; and (y) all of the dividends earned on the related policy during the retirement period.

        If any of the conditions described in the preceding paragraph have been satisfied on or before the Executive's date of death, but if the Company has named itself sole beneficiary under the related policy, his estate will receive a sum equal 158% of the amount by which the death benefit paid to the Company (or, if greater, the death benefit that would have been paid if the Company had paid all of the annual premiums, when due, and had not accessed any portion of the cash surrender value except to fund retirement benefits) exceeds the aggregate premiums it paid under that policy. If the issuer of a policy, on account of financial distress, is unable to provide the Company with funding for a SERP, the Company will be obligated to pay the Executive a series of reduced retirement benefit payments during his retirement period and look to the issuer for reimbursement.

       The Company will pay the Executive an annual bonus in an amount equal to the income tax payable by each on the value of the term insurance protection received by him in such calendar year. These bonuses will continue under most circumstances until the Executive attains the age of 75.

       An Executive's rights under a SERP in the event of a change of control depend on whether the transaction is a "Nonstatutory Change in Control" (i.e., a transaction which results in a person or group acquiring between a 30% and 50% stake in the Company's voting power) or a "Statutory Change in Control" (i.e., a transaction which results in a person or group acquiring more than a 50% stake in the Company's voting power).

         An Executive's rights under a SERP will fully vest if he becomes "Change in Control Vested" by working for two full years following a Nonstatutory Change in Control and then quitting prior to the fourth anniversary of that transaction or within the first two years following a subsequent Nonstatutory Change of Control. In such case, he will generally be treated for purposes of the SERP as if he continued to work for the Company until attaining the age of 65 and then retired.

         If the Company enters into a transaction which would result in a Nonstatutory Change in Control and fails to receive a guarantee of its obligations under a SERP from the acquiror or a direct or indirect parent of the acquiror which has a net book value (or net worth) of at least $250 million, the Company will be obligated to deposit the "Funding Amount" (as described below) into the segregated account described below as if the transaction had been a Statutory Change in Control.

         Upon a Statutory Change in Control, the Company will be obligated to deposit into a segregated account a sum (the "Funding Amount") equal to the present value (determined at the time of such Statutory Change in Control using a 4% discount rate) of the payments the Executive would receive under the SERP if (i) the dividend rate earned on the related policy for all years beginning after the Statutory Change in Control were the greater of 6.5% or the actual average rate earned on that policy during the three-year period ending with the close of the immediately preceding year, and (ii) the Executive received his retirement benefits over a 240-month period starting with the month in which he attained the age of 65 and died on his 85th birthday. Amounts held in this account can be used only to fund premiums and to pay amounts due to the Executive under the Plan.

         If an Executive has been fired without cause at any time prior to the Statutory Change in Control or could, by quitting become Change in Control Vested at the time of the Statutory Change in Control, he will be entitled to receive the Funding Amount (determined as at the date of such Statutory Change in Control) promptly following the transaction. If he is not entitled to receive the Funding Amount at the time of the Statutory Change of Control, he will become entitled to receive it upon the earlier of (i) the first day on which he could become Change in Control Vested by quitting, (ii) being fired without cause following such Statutory Change in Control, or (iii) the Company violating certain covenants relating to the account and the Policy. In such case, the Funding Amount will be determined as at the date of the relevant event. Payments due under the foregoing arrangement will bear late interest at the rate of 18% per year.

Employment Contracts and Termination of Employment and Change in Control Arrangements

       The Company has no employment contract with any of its executive officers named in the Summary Compensation Table, except for an employment letter dated as of May 15, 2000 between Mr. Moryto and the Company setting forth the terms of his employment relationship, which is at will. Mr. Moryto and the Company have also entered into a non-competition agreement effective as of May 15, 2000 pursuant to which he has agreed not to compete with the business of the Company or engage in the other activities referred to therein for a period of nine months following the termination of his employment. In consideration of his entering into such agreement, the Company has agreed to make payments equivalent to nine months of his then current compensation and to continue to provide insurance benefits in the event of the termination of his employment by the Company other than for cause, such amount to be paid in accordance with the Company's normal payroll practices.

       The incentive stock options granted by the Company to its executive officers provide that if employment with the Company is terminated for any reason other than retirement, the options must be exercised within the earlier of the balance of the option period or three months from the date of termination (one year in the case of termination as a result of death, disability or retirement following ten years of employment) unless otherwise extended by the Stock Option Committee. No option shall be exercisable by a participant after termination of employment or association for cause. Other than the Plans, the Company does not have any program providing compensation to its executive officers that is intended to serve as an incentive for performance to occur over a period longer than one fiscal year.

       For a full description of the change in control provisions contained in the SERPs see the discussion of such provisions in "Retirement Benefit Plans" above.

Compensation Committee Interlocks and Insider Participation

       The Compensation Committee of the Board of Directors consists of Richard
A. Berenson, Robert Del Genio, Myer Feldman, and Lucien Burstein. Messrs. Berenson, Del Genio and Feldman are not officers or employees of the Company. Mr. Burstein is the Secretary of the Company and of counsel to the law firm of Warshaw Burstein Cohen Schlesinger & Kuh, LLP, which firm serves as counsel to the Company. Mr. Burstein does not receive any compensation for serving as the Secretary of the Company and credits his director's fee against the legal fees of his firm incurred by the Company for each period for which a directors' fee is paid. None of Messrs. Berenson, Del Genio, Feldman or Burstein is affiliated with any principal stockholder of the Company.

Comparative Performance by the Company

       The following graph compares the market performance of the Common Stock for the previous five fiscal years to the American Stock Exchange Market Value Index (the "AMEX Index") and a peer group of companies in the fine jewelry and accessories industry (the "Peer Group").

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
  AMONG LAZARE KAPLAN INTERNATIONAL, INC., THE AMEX MARKET VALUE (U.S.) INDEX
                                AND A PEER GROUP


                                                                  Cumulative Total Return
                                             ----------------------------------------------------------------------
                                                   5/00      5/01       5/02        5/03        5/04        5/05
LAZARE KAPLAN INTERNATIONAL, INC.                100.00     64.57      88.57       64.57      100.57       98.51
AMEX MARKET VALUE (U.S.)                         100.00     96.32      83.69       80.09      103.66      117.37
PEER GROUP                                       100.00    114.12     124.33      108.98      118.10      104.71


* $100 invested on 5/31/00 in stock or index-including reinvestment of dividends.

  Fiscal year ending May 31.


       The Peer Group consists of the following companies: A.T. Cross Company and Tiffany & Co. The Company's management is of the opinion that despite the existence of some similarities between the group of companies comprising the Peer Group and the Company, the Company is unique because of the products that it produces, the markets in which its products are sold, and its position as the only publicly traded diamond cutting and polishing company in the United States. Thus, comparisons made between the Company and the Peer Group are not necessarily accurate or reliable and do not necessarily reflect the relative performance data for the Company's primary competition.

       (1) The cumulative total return for the securities comprising the Peer Group and the AMEX Index assumes the reinvestment of dividends. The total return for the Common Stock does not assume the reinvestment of dividends, since no dividends were declared on the Common Stock during the measurement period. The weighing of the securities comprising each index, according to their market capitalization, has been calculated at the end of each monthly period.

       (2) The AMEX Index tracks the aggregate price performance of equity securities of companies traded on the American Stock Exchange. The Common Stock is traded on the American Stock Exchange.

Transactions With Management

         As described more fully above under "Retirement Benefit Plan," the Company will pay Leon Tempelsman and William Moryto an annual bonus in an amount equal to the income tax payable by each of Mr. Tempelsman and Mr. Moryto on the value of the term insurance protection received by each in such calendar year.

Communications with Directors

         The Board of Directors has provided for a formal process for shareholders to send communications to the Board. In order to communicate with the Board of Directors, any individual director or the non-management directors, correspondence should be addressed to the Board of Directors or any such individual director or the non-management directors by either name or title. All such correspondence should be sent "c/o Secretary of the Company" at the Company's office at 19 West 44th Street New York, New York 10036. All communications received as set forth in the preceding paragraph will be opened by the office of the Company's Vice President and Chief Financial Officer for the sole purpose of determining whether the contents represent a message to the directors of the Company. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or the non-management directors, the Vice President and Chief Financial Officer's office will make sufficient copies of the contents to send to each director who is a member of the group to which the communication is addressed.

Code of Ethics

         The Board has adopted a Code of Ethics for the Company's President and senior financial officers, as required by the rules of the American Stock Exchange, the Company has in place a Code of Ethics in the Conduct of the Company's Business for the Company's directors, officers and employees. The Company has filed its Code of Ethics as Exhibit 14 to its Form 10-K Annual Report for the fiscal year ended May 31, 2004, as provided by rules of the Securities and Exchange Commission. The Company will provide to any person without charge, upon written request to the Company at the Company's office at 19 West 44th Street New York, New York 10036, a copy of the Code of Ethics.

                 2. RATIFICATION OF THE APPOINTMENT OF AUDITORS
                           (Item 2 on the Proxy Card)

         The Board of Directors has appointed the firm of BDO Seidman, LLP as independent auditors for the Company and its subsidiaries for the fiscal year ending May 31, 2006 and recommends that the stockholders ratify that appointment. If a majority of the shares are not voted in favor of ratification, the Board will consider the appointment of other auditors for the ensuing fiscal year. The Board is advised that there is and has been no relationship between BDO Seidman, LLP and the Company or any of its subsidiaries other than the rendition of professional services. A representative of BDO Seidman, LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be available to respond to questions.

         The Board of Directors recommends that the stockholders vote FOR ratification of the appointment of BDO Seidman, LLP.

                                3. OTHER BUSINESS

       As of the date hereof, the Board of Directors does not know of any matter which will come before the meeting other than the business specified in the foregoing notice of meeting. However, the enclosed proxy gives discretionary authority if any other matters are presented at the meeting or any adjournment thereof and it is intended that the persons named in the proxy will vote in accordance with their best judgment.

Solicitation of Proxies

       Solicitation of proxies is being made by the Board of Directors through the mail, in person, and by telegraph and telephone. In addition, the Company will request banks, brokers, and other custodians, nominees, and fiduciaries to obtain voting instructions from the beneficial owners and will pay their expenses for so doing. The cost of soliciting proxies will be borne by the Company.

Stockholder Proposals for the 2006 Annual Meeting of Stockholders

       Stockholders who wish to have proposals included in the proxy statement and form of proxy to be furnished by the Board of Directors in connection with the Company's 2006 Annual Meeting of Stockholders must submit such proposals so that they are received by the Company no later than June 21, 2006. Please direct such proposals to the attention of the Secretary of the Company.


                                          By order of the Board of Directors,


                                          LEON TEMPELSMAN,
                                          President

New York, New York
October 7, 2005

[LAZARE KAPLAN LOGO]              LAZARE KAPLAN INTERNATIONAL INC.


=================================================================================================================================





                YOUR VOTE IS IMPORTANT, WHETHER OR NOT YOU PLAN                             NOTICE OF
               TO ATTEND THE MEETING, PLEASE DATE, MARK AND SIGN                          ANNUAL MEETING
                 THE ENCLOSED PROXY CARD AND RETURN IT IN THE                            OF STOCKHOLDERS
                               ENVELOPE PROVIDED                                               AND
                                                                                         PROXY STATEMENT








---------------------------------------------------------------------------------------------------------------------------------


                                                   Please
                                                   Mark Here
                                                   for Address
                                                   Change or
                                                   Comments
                                                   SEE REVERSE SIDE  [ ]



(1) ELECTION OF DIRECTORS                 FOR                   WITHHOLD
                                      all nominees             AUTHORITY
01 Maurice Tempelsman,             listed to the left         to vote for
02 Leon Tempelsman,                     (except               all nominees
03 Lucien  Burstein,                 as marked to              listed to
04 Myer Feldman,                      the contrary)             the left
05 Richard A. Berenson,
06 Robert A. Del Genio                    [ ]                     [ ]




(INSTRUCTION: To withhold authority to vote for individual nominee, strike a line right through that nominee's name in the space provided above)

                                                        FOR   AGAINST  ABSTAIN
(2) Proposal to ratify the appointment of BDO Seidman,  [ ]     [ ]       [ ]
LLP as the Company's independent Registered Public
Accounting Firm for the fiscal year ending
May 31, 2006.

(3) In their discretion, upon such other matters as properly may come before the Annual Meeting.

Any of such attorneys and proxies, or their substitutes (or if only one, that one) at said Annual Meeting, and any adjournments thereof, may exercise all of the powers hereby given. Any proxy heretofore given is hereby revoked.

Receipt is acknowledged of the Notice of Annual Meeting of shareholders, the Proxy Statement accompanying said Notice and the Annual Report to Stockholders for the fiscal year ended May 31, 2005.

Each of the foregoing matters has been proposed by the Company and is not conditioned on the approval of any other matter.

IN WITNESS WHEREOF, the undersigned has signed this proxy.

Date:____________________________________________, 2005

---------------------------------------------------------------
Stockholder(s) Signature

---------------------------------------------------------------
Stockholder(s) Signature

Signature(s) of stockholder should correspond exactly with the name(s) shown hereon. If shares are held jointly, both holders should sign. Attorneys, executors, administrators, trustees, guardians or others signing in a representative capacity should give their full titles. Proxies executed in the name of a corporation should be signed on behalf of the corporation by its president or other authorized officer.


--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                        LAZARE KAPLAN INTERNATIONAL INC.

--------------------------------------------------------------------------------
  YOUR VOTE IS IMPORTANT, WHETHER OR NOT YOU                NOTICE OF
PLAN TO ATTEND THE MEETING, PLEASE DATE, MARK             ANNUAL MEETING
 AND SIGN THE ENCLOSED PROXY CARD AND RETURN              OF STOCKHOLDERS
         IT IN THE ENVELOPE PROVIDED                           AND
                                                          PROXY STATEMENT
--------------------------------------------------------------------------------

                    Vote by Internet or Telephone or Mail

                        24 Hours a Day, 7 Days a Week

           Internet and telephone voting is available through 11:59
              PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

              Internet                                     Telephone                                     Mail
   http://www.proxyvoting.com/lki                        1-866-540-5760                          Mark, sign and date
Use the internet to vote your proxy.   OR       Use any touch-tone telephone to     OR             your proxy card
    Have your proxy card in hand                vote your proxy. Have your proxy            and return it in the enclosed
   when you access the web site.                  card in hand when you call.                   postage-paid envelope.



If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

                        LAZARE KAPLAN INTERNATIONAL INC.

           Proxy - Annual Meeting of Shareholders - November 10, 2005
                (Solicited on Behalf of the Board of Directors)


The undersigned stockholder of Lazare Kaplan International Inc. hereby constitutes and appoints Leon Tempelsman, Lucien Burstein and William H. Moryto, and each of them, the attorneys and proxies of the undersigned, with full power of substitution and revocation, to represent and to vote on behalf of the undersigned all of the shares of the Company's Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Sofitel Hotel, 45 West 44th Street, Second Floor, Trocadero Room, New York, NY on November 10, 2005, at 10 a.m. and at any adjournments thereof, upon the following proposals which are more fully described in the notice of, and proxy statement for, the Annual Meeting.

NOTE: This proxy, properly filled in, dated and signed, should be returned promptly in the enclosed postpaid envelope to Mellon Investor Services, Proxy Processing, P.O. Box 3510, S. Hackensack, NJ 07606-9210.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND EACH OF THE ABOVE PROPOSALS AND IN THE DISCRETION OF THE PROXIES ON ALL OTHER MATTERS.

--------------------------------------------------------------------------------
    Address Change/Comments (Mark the corresponding box on the reverse side)
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE


                         ANNUAL MEETING OF STOCKHOLDERS

                        LAZARE KAPLAN INTERNATIONAL INC.

                           THURSDAY, NOVEMBER 10, 2005
                                   10:00 A.M.
                                  SOFITEL HOTEL
                               45 WEST 44th STREET
                          SECOND FLOOR, TROCADERO ROOM
                               NEW YORK, NY 10036

AGENDA:

        o ELECTION OF DIRECTORS

        o RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY

        o OTHER BUSINESS

    You can now access your Lazare Kaplan International Inc. account online.

Access your Lazare Kaplan International Inc. stockholder account online via Investor ServiceDirect('r')(ISD).

Mellon Investor Services LLC, Transfer Agent for Lazare Kaplan International Inc., now makes it easy and convenient to get current information on your stockholder account.

              o View account status        o Make address changes

              o View certificate history   o Establish/change your PIN

            Visit us on the web at http://www.melloninvestor.com/isd

          For Technical Assistance Call 1-877-978-7778 between 9am-7pm
                           Monday-Friday Eastern Time






                          STATEMENT OF DIFFERENCES
                          ------------------------

 The registered trademark symbol shall be expressed as.................. 'r'